UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2007

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

A copy of FTI Consulting, Inc.’s (“FTI”) press release (the “Press Release”) issued November 12, 2007 making the following announcements is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Jorge Celaya Assumes Position of Chief Financial Officer (Principal Financial Officer) of FTI

FTI announced that Jorge Celaya has become Executive Vice President and Chief Financial Officer (principal financial officer) following the retirement of Theodore Pincus from the positions of Co-Chief Financial Officer (principal financial officer) effective November 12, 2007.

Charles Boryenace Retires as Vice President and Controller (Principal Accounting Officer)

Charles Boryenace retired as Vice President and Controller (principal accounting officer) of FTI effective November 12, 2007.

Catherine Freeman Becomes Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer) of FTI

Effective November 12, 2007, Catherine Freeman joined FTI as Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer). There were no contracts, agreements, arrangements or understandings with any person regarding Ms. Freeman’s appointment to those positions and there are no family relationships between or among Ms. Freeman and any other officer or director of FTI. Ms. Freeman, her family members and affiliates have had no direct or indirect interest in any transaction to which FTI or any affiliate is or was a party. Information regarding Ms. Freeman’s employment history and age is incorporated by reference herein from the Press Release filed as Exhibit 99.1 hereto.

Offer Letter dated October 14, 2007 to Catherine Freeman

FTI extended an offer to Catherine Freeman dated October 14, 2007 (the “Offer Letter”), which Ms. Freeman accepted, that provides for a base salary of $350,000 and participation in FTI’s group benefit plans. In addition to annual base salary, Ms. Freeman will be eligible for bonus compensation for the remainder of the 2007 bonus year in a guaranteed amount equal to (A) $175,000 multiplied by (B) a fraction (i) the numerator of which will be the number days she is actively employed by FTI in the 2007 calendar year and (ii) the denominator of which will be 365 days, payable no later than March 15, 2008, provided she is actively employed with FTI on the date of payment. For the 2008 bonus year payable in 2009, FTI has guaranteed a bonus payment of $175,000 to be paid no later than March 15, 2009, provided Ms. Freeman is actively employed with FTI on the payment date. Beginning with the 2009 bonus year payable in

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2010, Ms. Freeman will be eligible for an annual bonus opportunity, which will be in the sole discretion of the Company, of up to 50% of her annual base salary. On October 29, 2007, the Compensation Committee of the Board of Directors of FTI authorized the award of (a) 5,000 shares of restricted stock under FTI’s 2006 Global Long-Term Incentive Plan (the “Plan”), fifty percent (50%) of the restricted shares to vest on the second anniversary of the date of grant and the remaining fifty percent (50%) to vest on the third anniversary of the date of grant, subject to FTI’s standard form of restricted stock award agreement, and (b) a stock option under the Plan exercisable for 10,000 shares of common stock, to vest in five equal increments on the first, second, third, fourth and fifth anniversary of the date of grant, subject to FTI’s standard form of stock option award agreement. The date of grant of both the stock option and restricted stock awards is November 12, 2007, the date that Ms. Freeman commenced her employment with FTI. After one year of employment, management, in its discretion, may recommend that the Compensation Committee authorize the award of additional equity, which may be granted in the discretion of the Compensation Committee. FTI has also agreed to provide Ms. Freeman with a three-year lease of an automobile of her choice, with a monthly lease payment of up $1,000 per month. In addition, FTI has offered a $15,000 relocation allowance in the event Ms. Freeman chooses to relocate closer to Annapolis, Maryland within the first eighteen months of employment. Ms. Freeman’s employment with FTI is at-will; however, if her employment is terminated without “Cause” (as defined in the Offer Letter) or she terminates her employment for “Good Reason” (as defined in the Offer Letter) (i) within two years from the effective date of her employment, or (ii) after two years from the effective date of her employment during the one year period following a Change of Control (as defined in the Offer Letter), she will be entitled to a cash payment equal to six months of her then current base annual salary.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 12, 2007 of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: November 13, 2007	By:	/s/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 12, 2007 of FTI Consulting, Inc.

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